Exhibit 10.3

PLACEMENT AGENT AGREEMENT

This PLACEMENT AGENT AGREEMENT (this “Agreement”) is entered into this 28th day of March 2024, by and between OPTIMUMBANK HOLDINGS, INC., a Florida corporation, with its principal place of business at 2929 East Commercial Boulevard, Fort Lauderdale, Florida 33308 (the “Company”), its wholly-owned subsidiary, OPTIMUMBANK, a Florida corporation, with its principal place of business at 2929 East Commercial Boulevard, Fort Lauderdale, Florida 33308 (the “Bank”), and COMPASS POINT RESEARCH & TRADING, LLC, a Delaware limited liability company, with its principal place of business at1055 Thomas Jefferson Street N.W., Suite 303, Washington, D.C. 20007 (“Compass Point” or the “Placement Agent”).

The Company is a one-bank holding company and owns 100% of the Bank, a Florida chartered bank, and is offering, pursuant to the terms of this Agreement shares of its Common Stock, par value $.01 and Series C Preferred Stock (collectively referred to herein as the “Shares”) for an aggregate offering amount of approximately Eight Million Dollars ($8,000,000.00) (the “Offering”). The Company is offering the Shares only to “accredited investors” as defined in Regulation D under the Securities Act of 1933, as amended (the “1933 Act”).

The Company hereby confirms its agreement, on the terms and subject to the conditions set forth herein, to retain Compass Point to assist the Company in procuring investments from accredited investors (collectively, the “Purchasers”). The sale to the Purchasers will be made through a private placement offering by the Company, through the Placement Agent on a “best efforts” basis, pursuant to separate subscription agreements (the “Subscription Agreements”) between the Company and each Purchaser and related documents in accordance with Section 4(a)(2) of the 1933 Act and Regulation D promulgated thereunder.

Each prospective Purchaser agreeing to purchase Shares shall be required to deliver, among other things, an executed Subscription Agreement. The Company shall have the right to reject investments in whole or in part.

Capitalized terms used in this Agreement, unless otherwise defined herein or unless the context otherwise indicates, shall have the same meanings provided in the Subscription Agreements.

1. Appointment of Placement Agent.

(a) The Placement Agent is hereby appointed to act as the placement agent of the Company for the Offering. The Placement Agent will utilize its “best efforts” to solicit investments. The Placement Agent shall not be deemed to be an agent of the Company for any other purpose by virtue of this Agreement. The appointment and authorization of the Placement Agent under this Agreement shall expire on March 29, 2024 (the “Termination Date”), and, subject to Sections 1(b) and 8(g) hereof, may be terminated earlier than such date only by mutual agreement between the Company and the Placement Agent.

(b) Subject to the performance by the Company of all of its obligations to be performed under this Agreement and to the completeness and accuracy of all representations and warranties of the Company contained in this Agreement, the Placement Agent hereby accepts such agency and agrees to use its commercially reasonable efforts to assist the Company in finding qualified Purchasers pursuant to the Offering and other duties as set forth in this Agreement. It is understood that the Placement Agent has no commitment to sell or purchase any of the Shares. No provision of this Agreement shall require the Placement Agent to expend or risk their own funds or incur any financial liability on behalf of any Purchaser of the Shares or otherwise. The Placement Agent’s agency hereunder is not terminable by the Company prior to the Termination Date unless the Placement Agent has materially breached any of their respective covenants or agreements hereunder and failed to cure such breach within fifteen (15) days after written notice thereof is given by the Company to the Placement Agent.

(c) Investments shall be evidenced by the execution by each Purchaser of a Subscription Agreement. No Subscription Agreement shall be effective unless and until it is accepted by the Company. The Placement Agent shall not have any independent obligation to verify the accuracy or completeness of any information contained in any Subscription Agreement or the authenticity, sufficiency, or validity of any check delivered by any prospective Purchaser in payment for Shares, nor shall the Placement Agent incur any liability with respect to any such verification or failure to verify.

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2. Representations and Warranties of the Company.

The Company and the Bank jointly and severally represent, covenant and warrant to the Placement Agent, as of the date hereof and as of the date of the closing of the Offering (the “Closing Date”) as follows:

(a) The Placement Agent is entitled to rely on the representations and warranties delivered to the Purchasers by the Company in any purchase agreement(s), including the Subscription Agreements, and/or other definitive documents executed or delivered in connection with the Offering.

(b) The Company is solely responsible for the contents of any offering materials (including, but not limited to, the Subscription Agreements, as well as any investor information packet, due diligence materials or other written information provided to any actual or prospective investor in the Shares) (collectively and taken as a whole, the “Offering Materials”) and any and all other written or oral communications provided by or on behalf of the Company to any actual or prospective investor in the Shares, and the Company represents and warrants that such Offering Materials and such other communications did not and will not, as of the date of any offer or sale of the Shares, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has authorized the Placement Agent to provide the Offering Materials to prospective Purchasers of the Shares.

(c) Assuming the accuracy of the information provided by the respective Purchasers in each Subscription Agreement, and further assuming that the Company has fulfilled the representations set forth in subsection (d) below, the offer and sale of the Shares are exempt from the registration requirements of the 1933 Act and the rules and regulations promulgated thereunder and applicable state laws. There exists no fact or set of facts which may cause the Offering to be integrated with any other offering of the Company’s securities or which would cause this Offering to lose its exemption under Regulation D promulgated pursuant to the 1933 Act. No person has any right to cause the Company to effectuate the registration under the 1933 Act of any securities of the Company.

(d) The Company represents and warrants to the Placement Agent that the Company has complied and will comply with all requirements with respect to Rule 506 of Regulation D promulgated pursuant to the 1933 Act, including, without limitation, the requirements that:

(i) Neither the Company nor any of its Affiliates (as defined in Rule 501(b) under the 1933 Act) or any person acting on its or their behalf (other than the Placement Agent, as to whom the Company makes no representation) has engaged or will engage, in connection with the offer and sale of the Shares, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.

(ii) The Company will not offer or sell the Shares to any person who is not an “accredited investor” (as defined in Rule 501(a) under the 1933 Act).

(iii) The Company will exercise reasonable care to assure that the Purchasers of the Shares are not underwriters within the meaning of Section 2(a)(11) of the 1933 Act and, without limiting the foregoing, will comply with Rule 502(d) under the 1933 Act.

(iv) The Company will file a Form D with the Securities and Exchange Commission (the “SEC”) as contemplated by Rule 503 under the 1933 Act. The Placement Agent will have the right to review the Form D prior to filing. The Company will also make any and all necessary or appropriate state securities law or “blue sky” filings.

(e) The offer and sale of the Shares complies with all of the rules and regulations of the NASDAQ.

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(f) Except for the Placement Agent, there is no other person or entity that is or will be entitled to a finder’s fee or any type of brokerage commission in connection with the transaction(s) contemplated by this Agreement as a result of any agreement or understanding with it.

(g) When certificates representing the Shares have been duly delivered to the Purchasers (or due recordation of the Shares shall have been made by book-entry) and payment in full shall have been made, the Purchasers shall have good and valid title to the Shares free and clear of all liens, encumbrances and claims, with the exception of claims arising from the acts of the Purchasers themselves, whatsoever (except as arising from applicable federal and state securities laws), and the Company shall have paid all taxes, if any, in respect of the original issuance thereof.

(h) The Company is not, and after giving effect to the offering and sale of the Shares, will not be, an “investment company” or an entity “controlled by” an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(i) In connection with the Offering, the Company has not distributed any offering materials or made any representation, written or oral, other than as contained in, or in the case of oral communications, consistent with, the Offering Materials.

(j) The Company has not relied upon the Placement Agent or legal counsel for the Placement Agent for any legal, tax or accounting advice in connection with the offering and sale of the Shares or the preparation of any Offering Materials.

(k) This Agreement has been duly and validly authorized, executed and delivered by each of the Company and the Bank and is a valid and binding agreement and obligation of each of the Company and the Bank.

(l) The financial statements included in the Company’s latest annual report on Form 10-K and subsequent quarterly reports on Form 10-Q (the “Financial Statements”) present fairly the financial position of the Company as of the dates indicated and the results of operations and cash flows of the Company for the periods specified. Such Financial Statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved except as otherwise stated therein.

(m) Since the latest unaudited financial statements there has not been any (A) material adverse changes in the business, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company or the Bank, (B) transaction that is material to the Company or the Bank, except transactions in the ordinary course of business, (C) obligation that is material to the Company or the Bank, direct or contingent, incurred by the Company or the Bank, except obligations incurred in the ordinary course of business, or (D) change that is material to the Company or the Bank or in the Common Stock $.01 par value shares or Series C Preferred Stock or outstanding indebtedness of the Company or the Bank.

(n) The Company is a Florida corporation, organized, existing and with active status under the laws of Florida, with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as now conducted. The Company has all power, authority, authorization and approvals as may be required to enter into this Agreement and each of the Subscription Agreements, and to carry out the provisions and conditions hereof and thereof, and to issue and the Shares.

(o) With the exception of any approvals required by the SEC related to the Offering, no further approval or authorization of any shareholder of the Company, its Board of Directors or other person or group is required for the issuance of the Shares.

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3. Representations and Warranties of the Placement Agent. The Placement Agent represents, covenants and warrants to the Company, as follows:

(a) The Placement Agent is registered as a broker-dealer under applicable federal and state law, is a member in good standing of FINRA and has met and will continue to meet all registration, licensing, financial and reporting requirements it is required to meet under applicable federal and state laws and regulations in order to provide the services the Placement Agent has agreed to provide, or that the Placement Agent contemplates that it will provide, to the Company under this Agreement or otherwise in connection with the Offering.

(b) The Placement Agent will not provide any service or engage in any activity, and it will use its commercially reasonable efforts to not permit any of its employees, agents, representatives or to provide any service or engage in any activity, whether pursuant to this Agreement or otherwise in connection with the sale of the Shares, for which it does not have in effect all registrations, licenses and approvals necessary to cause that service or activity to comply with applicable federal and state laws and regulations.

(c) Notwithstanding anything contained in this Agreement to the contrary, the terms and conditions of the sale of the Shares as described in the Offering Materials shall control the conduct of the sale of the Shares, and the Placement Agent or any of its respective employees, agents, representatives or Affiliates shall not take any action in connection with the sale of the Shares contrary to those terms and conditions.

(d) In connection with or during the course of the sale of the Shares, the Placement Agent or any employee, agent, representative or Affiliate of the Placement Agent will not make any representation or provide any information to any Purchaser or potential Purchaser other than the representations and information contained in the Offering Materials or other information specifically approved by the Company.

(e) This Agreement has been duly and validly authorized, executed and delivered by the Placement Agent and is a valid and binding agreement and obligation of the Placement Agent.

(f) In connection with the sale of the Shares, the Placement Agent has not and will not:

(i) engage in general advertising;

(ii) to its knowledge, solicit an investment from an offeree unless the Company, its officers or directors, or the Placement Agent has a “preexisting relationship” with the offeree; or

(iii) otherwise violate the requirements for the exemption from the registration requirements of the 1933 Act provided by Rule 506 of Regulation D.

4. Closing Date Placement and Fees.

(a) Closing Date. All Purchasers shall be instructed to pay the purchase price for the Shares by wire transfer in immediately available funds to the Company to an account designated by the Company against delivery of certificates evidencing the Shares;

(b) Conditions to Placement Agent’s Obligations. The obligations of the Placement Agent hereunder are subject to the accuracy of the representations and warranties of the Company and the Bank contained herein and of the Company in the Subscription Agreements, as of the date hereof and as of the Closing Date, to the performance by the Company and the Bank of their respective obligations hereunder and of the Company under the Subscription Agreements and to the following additional conditions:

(i) Due Qualification or Exemption. (A) The Offering contemplated by this Agreement shall become qualified or be exempt from qualification under the securities laws of the jurisdictions in which the Shares are contemplated to be offered not later than the Closing Date, subject to any filings to be made thereafter, and (B) at the Closing Date, no stop order or similar directive or claim suspending the sale of the Shares shall have been issued or alleged, and no proceeding for that purpose shall have been initiated or threatened;

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(ii) No Material Misstatements. Neither the “blue sky” qualification materials, the Offering Materials, nor any attachment or supplement thereto, will contain an untrue statement of a fact, which in the opinion of the Placement Agent, is material, or omit to state a fact, which, in the opinion of the Placement Agent, is material and is required to be stated therein, or is, in the opinion of the Placement Agent, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(iii) Compliance with Agreements. The Company shall have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder and under the Subscription Agreements at or prior to the Closing Date;

(iv) Corporate Action. The Company shall have taken all corporate action necessary in order to permit the valid execution, delivery and performance of the Subscription Agreements by the Company, including, without limitation, obtaining the approval of the Company’s board of directors, for the execution and delivery of the Subscription Agreements, the performance by the Company of its obligations hereunder and the Offering contemplated hereby;

(v) Opinion of Counsel. The Company shall have caused its counsel to deliver to the Placement Agent an opinion as of the Closing Date, which opinion shall be substantially similar to the opinions delivered to the Purchasers pursuant to the Subscription Agreements and shall be in form and substance reasonably satisfactory to the Placement Agent and their respective counsel.

(vi) Officer’s and other Certificates. The Company shall have delivered to the Placement Agent, as of the Closing Date, such certificates (including secretary’s certificate, officers’ certificate, state good standing certificate(s), and bank regulatory certificates) and documents as the Placement Agent may reasonably request, in form and substance reasonably satisfactory to the Placement Agent and their respective counsel.

(c) Placement Fees and Expenses.

(i) As compensation for the Placement Agent’s services hereunder, the Company will pay in cash to the Placement Agent a placement fee (the “Placement Fee”) equal to (i) five percent (5%) of the gross proceeds from Shares purchased. Any Placement Fee will be payable to the Placement Agent in cash, by wire of good and immediately available funds, upon any closing date. Notwithstanding the foregoing, any Shares purchased by investors who were not solicited by the Placement Agent, namely, Linda Karasick and GKCC, LLC, shall not be used in calculating the Placement Fee.

(ii) In addition, whether or not a sale of the Shares occurs, the Company shall reimburse the Placement Agent upon demand for their reasonable out-of-pocket expenses and disbursements incurred in connection with this engagement, including, but not limited to, travel, reasonable fees and disbursements of the Placement Agent’s legal counsel, and printing and distribution of Offering Materials, provided, however, that such expense reimbursement shall not exceed $125,000 in the aggregate without the Company’s consent, which consent shall not be unreasonably withheld. The provisions of this paragraph are not intended to apply to, and shall not in any way limit or impair, the indemnification and contribution sections of this Agreement. The Placement Agent agrees to be responsible for any and all expenses incurred by the Placement Agent in connection with the Offering above such $125,000 amount.

5. Covenants of the Company.

(a) Use of Proceeds. The net proceeds of the Offering shall be used by the Company substantially as set forth in Offering Materials. Except as set forth in the Offering Materials, the Company shall not use any proceeds from the Offering to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or repay any indebtedness of the Company, including but not limited to any indebtedness to current executive officers or principal shareholders of the Company, but excluding accounts payable to Persons other than Affiliates incurred in the ordinary course of business.

(b) Expenses of Offering. The Company shall be responsible for and shall bear all expenses incurred in connection with the Offering, including but not limited to, the costs of preparing, duplicating and delivering all selling documents (including but not limited to the Offering Materials, this Agreement, the blue sky memoranda and stock certificates), blue sky fees, filing fees and reasonable expenses and disbursements of the Placement Agent pursuant to Section 4(c)(ii) above.

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(c) Notification. The Company shall notify the Placement Agent immediately, and in writing, (i) when any event shall have occurred during the period commencing on the date hereof and ending on the Closing Date as a result of which the Offering Materials would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and (ii) of the receipt of any notification with respect to the modification, rescission, withdrawal or suspension of the qualification or registration of the Shares, or of any exemption from such registration or qualification, in any jurisdiction. The Company will use its best efforts to prevent the issuance of any such modification, rescission, withdrawal or suspension and, if any such modification, rescission, withdrawal or suspension is issued and the Placement Agent so request, to obtain the lifting or curing thereof as promptly as possible. Upon receipt of a notification under this Section 5(c), the Placement Agent will suspend solicitations of the prospective Purchasers of the Shares until such time as (i) the Company shall prepare a supplement or amendment to the Offering Materials which corrects the statement or omission, or (ii) the modification, rescission, withdrawal or suspension has been lifted or otherwise cured, each to the satisfaction of the Placement Agent.

(d) Blue Sky. The Company shall use its best efforts to qualify the Shares for offering and sale under exemptions from qualification or registration requirements under the securities or “blue sky” laws of such jurisdictions as the Placement Agent may reasonably request; provided, however, that the Company will not be obligated to qualify as a dealer in securities in any jurisdiction in which it is not so qualified or to sign a general consent to service of process in any such jurisdiction. The Company will not consummate any sale of Shares in any jurisdiction in which it is not so qualified or in any manner in which such sale may not be lawfully made.

(e) Form D Filing. The Company shall file required copies of a Notice of Exempt Offering of Securities on Form D with the SEC no later than fifteen (15) days after the date of the first Closing Date The Company shall promptly file such amendments to such notices on Form D as shall become necessary and shall also comply with any filing requirement imposed by the laws of any state or jurisdiction in which offers and sales are made. The Company shall pay any applicable fees related thereto.

(f) No Other Finders or Brokers. During the term of the Placement Agent’s engagement hereunder, the Company will not (i) offer any Shares for sale to, or solicit any offers to buy from, any person or persons, whether directly or indirectly, other than through the Placement Agent or (ii) engage in any discussions with any person other than representatives of the Placement Agent for the purpose of engaging, or considering the engagement of, such person as a finder or broker in connection with the sale by the Company of the Shares covered by this Agreement.

(g) Cooperation, Due Diligence and Ongoing Accuracy of Representations. The Company has cooperated and will cooperate with the Placement Agent in any due diligence investigation reasonably requested by the Placement Agent with respect to the offer and sale of the Shares and has furnished and will furnish the Placement Agent with such information, including financial statements, with respect to the business, operations, assets, liabilities, financial condition and prospects of the Company as the Placement Agent may request. The Placement Agent may rely upon the accuracy and completeness of all such information and the Company acknowledges that the Placement Agent has not been retained to independently verify any of such information.

(h) Placement Agent Publicity. The Company agrees that upon consummation of the sale of Shares, the Placement Agent may place “tombstone” advertisements in financial and other publications and media at their own expense describing its services to the Company hereunder.

(i) Public Announcements. Except as otherwise required by applicable law or the rules of any regulatory agency, the Company shall not, during the period commencing on the date hereof and ending thirty (30) days after the Closing Date, issue any press release or other communication, make any written or oral statement to any media organization or publication or hold any press conference, presentation or seminar, or engage in any other publicity with respect to the Company and/or its subsidiaries, their financial condition, results of operations, business, properties, assets, or liabilities, or the Offering, without the prior written consent of the Placement Agent except in the ordinary course of business, to comply with applicable securities laws, and in both cases, not for the purpose of soliciting any interest in the Offering. The Company shall further not use the name of the Placement Agent or any officer, director, employee or shareholder of any Placement Agent without the express written consent of such party and such person in any manner that is inconsistent with the statements made with respect to such persons in the Offering Materials.

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(j) Additional Acknowledgements. The Company acknowledges and agrees that:

(i) The financial models and presentations used by the Placement Agent in performing their services hereunder have been developed by and are proprietary to the Placement Agent and are protected under applicable copyright law. The Company further acknowledges and agrees that, except as required by applicable law, it will not reproduce or distribute all or any portion of such models or presentations without the prior written consent of the Placement Agent.

(ii) The Placement Agent is a full service securities firm engaged in a wide range of businesses and from time to time, in the ordinary course of its business, the Placement Agent or its Affiliates may hold long or short positions and trade or otherwise effect transactions for its own account or the account of its customers in debt or equity securities or loans of the companies which may be the subject of the transactions contemplated by this Agreement. During the course of the Placement Agent’s engagement with the Company, the Placement Agent may have in its possession material, non-public information regarding other companies that could potentially be relevant to the Company or the transactions contemplated herein but which cannot be shared due to an obligation of confidence to such other companies. As in all matters involving confidential client information, information barriers exist that restrict access to such information within the Placement Agent, except on a need-to-know basis.

(iii) The Placement Agent’s research analysts and research department are independent from the Placement Agent’s investment banking division and are subject to certain regulations and internal policies. The Placement Agent’s research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company, the transactions contemplated herein or any counterparty thereto that differ from or are inconsistent with the views or advice communicated by the Placement Agent’s investment banking division.

(k) Right of First Refusal.

Effective upon the closing of the Offering and lasting for a period of twelve (12) months thereafter (the “ROFR Period”), Compass Point shall have a right of first refusal to act as the lead book-running underwriter or placement agent in connection with any and all public or private equity offerings and equity-linked financings (each a “Subject Transaction”) contemplated by the Company, and in acting in such capacity, Compass Point shall be entitled to a fee of no less than any other underwriter or placement agent participating in the Subject Transaction. If no closing of the Offering occurs during the term of this Agreement, Compass Point shall not be entitled to any right of first refusal and there shall be no ROFR Period. If no other underwriter or placement agent is participating in the Subject Transaction, then the fee offered shall be consistent with the market rate for similar engagements. Notwithstanding the foregoing, in no circumstance shall the gross fee be greater than 5.0% of the gross proceeds from a non-At-The-Market (“ATM”) Subject Transaction or greater than 2% of the gross proceeds from an ATM Subject Transaction. The term “Subject Transaction” shall not include any of the following: (i) securities issued by the Company or any of its subsidiaries in connection with an acquisition, a merger, a consolidation or a sale or purchase of assets or in connection with a strategic investment, partnership or joint venture, (ii) securities issued by the Company or any of its subsidiaries in connection with any debt financing, other than convertible notes issued by the Company, (iii) securities issued by the Company in a self-directed offering, and (iv) securities issued pursuant to employee benefit, option or purchase plans in effect as of the date of this Agreement. If the Company intends to pursue a Subject Transaction during the ROFR Period, it shall not retain, engage or solicit any other investment bank, broker-dealer, underwriter, placement agent or similar entity, unless the Company first sends the material terms of the proposed Subject Transaction in writing to Compass Point (the “Written Offering Terms”) and provides Compass Point with the opportunity to exercise its right of first refusal with respect to the Subject Transaction. In this regard, Compass Point shall have five (5) business days from its receipt of the Written Offering Terms in which to determine whether or not to act as the underwriter or placement agent for the Subject Transaction. If Compass Point refuses, then the Company may engage another underwriter or placement agent to act as the underwriter or placement agent for the Subject Transaction. If such financing is consummated (A) with another underwriter or placement agent upon substantially the same terms and conditions as the Written Offering Terms and (B) within six (6) months after the end of the aforesaid five (5) business day period, then Compass Point’s’ right of first refusal shall be forfeited; provided, however, if such Subject Transaction is not consummated under the conditions of clause (A) and (B) above, then the right of first refusal shall once again be reinstated under the same terms and conditions set forth in this paragraph during the remainder of the ROFR Period. The Right of First Refusal granted hereunder may be terminated by the Company for “Cause,” which shall mean: (i) a material breach by Compass Point of this Agreement or a material failure by Compass Point to provide the services as contemplated by this Agreement.

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6. Termination and Survival.

(a) Notwithstanding the expiration or termination of the Placement Agent’s appointment pursuant to Section 1(a) of this Agreement, the Company shall remain responsible for the reimbursement of the Placement Agent’s expenses (and any unpaid Placement Fees that are owed and/or, if a closing of the Offering has occurred, that become owed as a result of any subsequent closing of the Offering) under Section 4(c) of this Agreement, and the indemnification and contribution obligations of the Company under Section 7 below shall survive.

(b) If during a period of six (6) months following the expiration or termination of the Placement Agent’s engagement hereunder, the Company or any of its Affiliates sells any capital securities (including common stock, preferred stock or other capital securities) to investors contacted by Compass Point on behalf of the Company during the term of this Agreement, then the Company shall pay, or cause to be paid, to the Placement Agent upon the closing of any such sale an exclusivity fee (the “Exclusivity Fee”) equal to five percent (5%) of the gross proceeds from such sale.

7. Indemnification. The Company and Bank hereby agree to indemnify the Placement Agent in accordance with the following indemnification provisions:

(a) The Company and the Bank shall indemnify the Placement Agent, their respective officers, employees and associated persons and hold them harmless against any and all losses, claims, damages or liabilities to which the Placement Agent may become subject (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Materials, including documents described in or incorporated by reference or in any other written or oral communication provided by or on behalf of the Company to any actual or prospective Purchaser of the Shares or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) arising out of or based in whole or in part on any inaccuracy in the representations or warranties of the Company contained in any purchase agreement, or any failure of the Company to perform its obligations thereunder or (iii) arising in any manner out of or in connection with the services (whether such services are rendered before, on, or after the date of this Agreement) or matters (whether such matters relate to dates before, on, or after the date of this Agreement) that are the subject of this Agreement (including, without limitation, the offer and sale of the Shares), and shall reimburse the Placement Agent promptly for any legal or other expenses reasonably incurred by it in connection with investigating, preparing to defend or defending, or providing evidence in or preparing to serve or serving as a witness with respect to, any lawsuits, investigations, claims or other proceedings arising in any manner out of or in connection with the services or matters that are the subject of this Agreement (including, without limitation, in connection with the enforcement of this Agreement and the indemnification obligations set forth herein); provided, however, that the Company shall not be liable to the Placement Agent under clause (iii) of this paragraph in respect of any loss, claim, damage, liability or expense to the extent that it is finally judicially determined that such loss, claim, damage, liability or expense resulted directly from the gross negligence or willful misconduct of the Placement Agent in the performance of its services hereunder.

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(b) The Company and the Bank agree that the indemnification and reimbursement commitments set forth herein shall apply whether or not the Placement Agent is a formal party to any such lawsuits, claims or other proceedings and that such commitments shall extend upon the terms set forth herein to any controlling person, Affiliate, partner, director, officer, employee or agent of the Placement Agent (each, with the Placement Agent, an “Indemnified Person”). The Company and the Bank further agree that, without the Placement Agent’s prior written consent, it will not enter into any settlement of a lawsuit, claim or other proceeding arising out of the transactions contemplated by this Agreement unless such settlement (i) includes an explicit and unconditional release from the party bringing such lawsuit, claim or other proceeding of all Indemnified Persons and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(c) The Company and the Bank further agree that the Indemnified Persons are entitled to retain one separate counsel (in addition to any local counsel) of their choice in connection with any of the matters in respect of which indemnification, reimbursement or contribution may be sought under this Agreement.

(d) The Company, the Bank, and the Placement Agent agree that if any indemnification or reimbursement sought hereunder is judicially determined to be unavailable for a reason other than the gross negligence or willful misconduct of the Placement Agent, then, whether or not the Placement Agent is the Indemnified Person, the Company, the Bank and the Placement Agent shall contribute to the losses, claims, damages, liabilities and expenses for which such indemnification or reimbursement is held unavailable (i) in such proportion as is appropriate to reflect the relative benefits to the Company and the Bank, on the one hand, and the Placement Agent, on the other hand, in connection with the transactions to which such indemnification or reimbursement relates or (ii) if the allocation provided by clause (i) above is judicially determined not to be permitted, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative faults of the Company and the Bank, on the one hand, and the Placement Agent, on the other hand, as well as any other equitable considerations.

(e) The relative benefits received (or anticipated to be received) by the Company and the Bank, on the one hand, and the Placement Agent, on the other hand, in connection with this Agreement shall be deemed to be in the same respective proportions as the total transaction fees paid to the Placement Agent pursuant to this Agreement bears to the net proceeds from the private placement of the Shares (before deducting expenses) received by the Company. The relative fault of the Company and the Bank, on the one hand, and the Placement Agent, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statements of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Bank or by the Placement Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f) The Company, the Bank and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 7, the Placement Agent shall not be required to contribute any amount in excess of the amount by which its Placement Fee actually received pursuant to this Agreement exceeds the amount of any losses, claims, damages or liabilities which the Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each controlling person, if any, of the Placement Agent and the partners, directors, officers, employees and agents of the Placement Agent or any such controlling person shall have the same rights to contribution as the Placement Agent.

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8. Miscellaneous.

(a) No Fiduciaries. Nothing in this Agreement, expressed or implied, is intended to confer or does confer on any person or entity other than the parties hereto or their respective successors and assigns, and to the extent expressly set forth herein, the Indemnified Persons (as defined in Section 7(b) hereto), any rights or remedies under or by reason of this Agreement or as a result of the services to be rendered by the Placement Agent hereunder. The parties acknowledge and agree that the Placement Agent is not acting in a fiduciary capacity with respect to the Company and that the Placement Agent is not assuming any duties or obligations other than those expressly set forth in this Agreement. The Company further agrees that the Placement Agent or any of its respective controlling persons, Affiliates, partners, directors, officers, employees or consultants shall not have any liability to the Company or any person asserting claims on behalf of or in right of the Company for any losses, claims, damages, liabilities or expenses arising out of or relating to this Agreement or the services to be rendered by the Placement Agent hereunder, unless it is finally judicially determined that such losses, claims, damages, liabilities or expenses resulted from the gross negligence or willful misconduct of the Placement Agent.

(b) Successors and Assignees. No party may assign its rights under this Agreement without the written consent of the other parties. The benefits of this Agreement shall inure to the respective successors and permitted assignees of the parties hereto and the other Indemnified Persons (as defined in Section 7(b) hereto), and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and permitted assignees.

(c) Governing Law. This Agreement will be governed by the laws of the State of New York. Each of the Company, the Bank and the Placement Agent irrevocably submit to the exclusive jurisdiction of the state and federal courts of the State of New York located in the city and borough of Manhattan for the purpose of any suit, action or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated hereby, which is brought by or against any party. Each of the Company, the Bank and the Placement Agent hereby knowingly, voluntarily and irrevocably waives any right it may have to a trial by jury in respect of any claim based upon, arising out of or in connection with this Agreement.

(d) Notices. All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered or faxed and confirmed as follows:

if to the Company or the Bank:

with a copy to:	Igler Pearlman, P.A.
Attention: Richard Pearlman
2457 Care Drive
Suite 203
Tallahassee, Florida 32308
Telephone: (850) 878-2411
Email: richard.pearlman@iglerlaw.com

and if to the Placement Agent:	Compass Point Research & Trading, LLC
Attention: Matt Antsey
1055 Thomas Jefferson Streer NW
Suite 303
Washington, D.C. 20007
Telephone: (202) 540-7307
Email: manstey@compasspointllc.com

with a copy to:	Lynch, Cox, Gilman & Goodman, P.S.C.
Attention: Steven A. Goodman
500 W. Jefferson St., Suite 2100
Louisville, KY 40202
Telephone: (502) 589-4215
Email: sgoodman@lcgandg.com

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(e) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

(f) Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile, email or other electronically delivery of a signature), each of which shall be deemed to be an original and all of which together shall be deemed to be the same agreement.

(g) Termination. Subject to the general survival provisions contained herein, this Agreement may be terminated solely at the discretion of the Placement Agent prior to the Closing Date upon written notice to the Company.

(h) Independent Contractor. The Placement Agent shall act as independent contractors and nothing contained herein or otherwise shall be construed to create any partnership or joint venture between the Placement Agent and the Company.

(i) Headings. The headings and captions of the various subdivisions of this Agreement are for convenience or reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

(j) Entire Agreement. This Agreement constitutes the entire understanding and agreement among the parties with respect to the subject matter hereof and supersedes all prior understanding or agreements among the parties with respect thereto, whether oral or written, express or implied. Neither this Agreement nor any term hereof may be changed, waived or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver or termination is sought.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date set forth above.

COMPANY:

OPTIMUMBANK HOLDINGS, INC.
By:	/s/ Moishe Gubin
Title:	Chairman of the Board of Director

BANK:

OPTIMUMBANK

By:	/s/ Moishe Gubin
Title:	Chairman of the Board of Director

PLACEMENT AGENT:

COMPASS POINT RESEARCH & TRADING, LLC

By:	/s/ Christopher Nealon
Title:	President & Chief Operating Officer

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